VIPER ENERGY PARTNERS LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., PRICES PUBLIC OFFERING OF COMMON UNITS

MIDLAND, Texas, July 26, 2016 (GLOBE NEWSWIRE) -- Viper Energy Partners LP (NASDAQ:VNOM) ("Viper"), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) ("Diamondback"), announced today the pricing of Viper’s underwritten public offering of 7,000,000 common units representing limited partner interests at a public offering price of $16.00 per unit. The total gross proceeds of the offering (before underwriters' discounts and commissions and estimated offering expenses) will be approximately $112 million. The underwriters have a 30-day option to purchase up to an additional 1,050,000 common units from Viper.

In the public offering, Diamondback has agreed to purchase from the underwriters 2,000,000 common units at the price per common unit paid by the underwriters to Viper.

The offering is expected to close on August 1, 2016, subject to customary closing conditions. Viper intends to use the net proceeds from the offering, including the proceeds from any exercise of the underwriters’ option to purchase additional common units, to repay a portion of the outstanding borrowings under its revolving credit facility and to fund the purchase price of Viper’s recently announced pending acquisition. If the pending acquisition is not consummated in its entirety or at all, Viper intends to use any net proceeds that otherwise would have been used to fund the purchase price of the pending acquisition for general corporate purposes, which may include future acquisitions.

Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. When available, a copy of the final prospectus for the offering may be obtained from:

Credit Suisse Securities (USA) LLC	Barclays Capital Inc.
Attention: Prospectus Department	c/o Broadridge Financial Solutions
Eleven Madison Avenue, Level 1B	1155 Long Island Avenue
New York, NY 10010	Edgewood, NY 11717
Telephone: 1-800-221-1037	Telephone: 1-888-603-5847
Email: newyork.prospectus@credit-suisse.com	Email: barclaysprospectus@broadridge.com

Wells Fargo Securities, LLC
Attn: Equity Syndicate Department
375 Park Avenue
New York, New York 10152
Telephone: (800) 326-5897
Email: cmclientsupport@wellsfargo.com

You may also obtain a copy of the final prospectus for free by visiting the Securities and Exchange Commission website at http://www.sec.gov.

The common units will be issued and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common units, nor shall there be any sale of the common units in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering may only be made by means of a prospectus supplement and related base prospectus.

About Viper Energy Partners LP
Viper is a limited partnership formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on the Permian Basin.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Viper assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management's current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Viper. Information concerning these risks and other factors can be found in Viper’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K and any amendments thereto, which can be obtained free of charge on the Securities and Exchange Commission's web site at http://www.sec.gov. Viper undertakes no obligation to update or revise any forward-looking statement.

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Source: Viper Energy Partners LP; Diamondback Energy, Inc.